Exhibit 10.13



                           ELCO INDUSTRIES, INC.
                        1988 PERFORMANCE SHARE PLAN

Section 1. History and Purpose.

1.1 Establishment.
Elco Industries, Inc. (the "Company"), a Delaware corporation, hereby establishes a long-term incentive plan for executives known as the Elco Industries, Inc. 1988 Performance Share Plan (the "Plan") effective as of October 27, 1988 (the "effective date").

1.2 Purpose.
The purpose of this Plan is to direct the attention of executives to the long-term performance of the Company, by relating rewards to the Company's long-term success. This Plan is also designed to retain, reward, and motivate individuals by providing a means of capital accumulation.

Section 2. Definitions.

2.1 Definitions.
Whenever used in the Plan, the following terms shall have the meanings set forth below:

(a) "Board" means the Board of Directors of the Company.

(b) "Committee" means the Compensation Committee of the Board or such other committee of the Board specifically empowered to take actions of the Committee as contemplated by the Plan. No person, while a member of the Committee, shall be eligible to receive Stock under this Plan, and no person shall become a member of the Committee if, within one year prior to becoming a member, that person shall have been eligible for selection as a person to whom Stock could have been granted pursuant to the Plan, or Stock or options could have been granted pursuant to any other plan of the Company or a Subsidiary; provided that the provisions of this sentence shall not apply in the case of an individual who is eligible to participate in any such other plan if the Committee or the Board determines in good faith that such individual is "disinterested" with respect to this Plan notwithstanding his eligibility under such other plan. An individual shall automatically cease to be a Committee member at the time such individual ceases to be a member of the Board or ceases to be disinterested.

(c) "Company" means Elco Industries, Inc., a Delaware corporation.

(d) "Event of Control" means the acquisition by an entity or group of entities, other than the Company or any of its subsidiaries, of direct or indirect control or beneficial ownership of 30 percent or more of the Stock of the Company.

(e) "Employee" means a regular salaried employee (including officers and directors who are also salaried employees) of the Company or any of its Subsidiaries, or any branch or division thereof.

(f) "Fair Market Value" means the last sale price as quoted on the National Market System; except that for valuation purposes upon the occurrence of an Event of Control, the Fair Market Value shall be the greatest of (a) the highest of the prices per share paid for the stock by the person or group which obtains control, (b) the value at the time of offer of the cash, securities and other assets offered by such person or group in exchange for the Stock as determined by the Committee, over the Performance Period.

(g) "Participant" means an Employee designated by the Committee to participate in this Plan.

(h) "Performance Award" mean the Fair Market Value of the Target Award determined on the last day of the Performance Period and adjusted by the level of Company performance, as measured by the performance criteria established by the Committee, over the Performance Period.

(i) "Performance Period" means a period, specified by the Committee, over which the Target Award is to be earned. A new Performance Period shall commence at the beginning of each Year.

(j) "Performance Share" means a contingent unit that is valued on the basis of the Fair Market Value of the Stock.

(k) "Stock" means the common stock, $5.00 par value, of the Company.

(l) "Subsidiary" means any corporation, a majority of the voting stock of which is directly or indirectly owned by the Company.

(m) "Target Award" means the initial award of Performance Shares granted to the Participant at the commencement of the Performance Period.

(n) "Year" means the twelve-month period beginning each July 1 and ending each June 30.


2.2 Gender.
Except when otherwise indicated by the context, any masculine terminology when used in this Plan shall also include the feminine gender, and the definition of any term herein in the singular shall also include the plural.

Section 3.
Stock Subject to the Plan.

3.1 Number.
The total number of shares of Stock available for distribution under this Plan shall not exceed 240,000, subject to such adjustment as may be made pursuant to
Section 3.2. These shares may consist, in whole or in part, of authorized but unissued Stock or treasury Stock, not reserved for any other purpose.

3.2 Adjustment in Capitalization.
In the event of any change in the outstanding shares of Stock by reason of a stock dividend or split, recapitalization, reclassification, merger, consolidation, combination or exchange of shares or other increase or decrease in the number of shares of Stock outstanding effected without the receipt of consideration by the Company, the aggregate number of Performance Shares and shares of Stock available for distribution under this Plan shall be appropriately adjusted by the Committee, whose determination shall be conclusive, provided, however, that fractional shares shall be rounded to the nearest whole share. No adjustment shall be made in connection with the issuance by the Company of any warrants, rights, or options to acquire additional shares of Stock or of securities convertible into Stock.

Section 4. Participation.

4.1 Participation.
Participation in the Plan shall be limited to those executive Employees who are key to the Company's long-term financial success. Participation shall not be automatic but shall be determined annually upon nomination by the Company's Chief Executive Officer and approval by the Committee. In making such determinations, the Committee may take into account the nature of the services rendered or expected to be rendered by such executive Employees or classes of executive Employees, their present and potential contributions to the Company's or its Subsidiaries' success and such other factors as the Committee in its discretion shall deem relevant. The selection of Participants shall be determined before the start of the Performance Period and communicated to Participants as soon as practicable.


Section 5. Award Grants.

5.1 Target Awards.
Coincident with the nomination for participation in the Plan, each Participant shall be granted a Target Award, expressed as a percentage of current annual base salary and converted into Performance Shares at the Fair Market Value on the first day of the Performance Period, provided, however, that fractional Performance Shares shall be disregarded. This Target Award shall be based on the recommendation of the Company's Chief Executive Officer and approval of the Committee.

5.2 Communication of Award.
Written notice of a Participant's Target Award shall be given to the Participant as soon as practicable after approval of the Target Award by the Committee.

5.3 Partial Awards.
Employees who become eligible to participate in the Plan during a Performance Period normally shall not commence participation until the beginning of the next Performance Period. The Committee, however, may permit Participants to participate in a prior Year's Performance Period with a reduced Target Award. Normally, this reduced Target Award shall be determined on a pro rata basis.

Section 6. Performance Period.

6.1 Performance Criteria.
The Committee shall establish, prior to the beginning of each Performance Period, a target level of Company performance at which 100 percent of the Target Award shall be earned. The measure of Company performance utilized shall be determined at the sole discretion of the Committee. The Committee shall also establish a range of performance levels above and below this target performance level at which a greater or lesser portion of the Target Award shall be earned. Once established, this range of performance levels may not be altered for the duration of the Performance Period, unless the Committee determines that an acquisition, disposition, merger, capital or debt adjustment, or similar occurrence has materially and unduly influenced the Company's ability to meet the performance goals.

6.2 Communication of Performance Criteria.
Written notice of the performance criteria established for a given Performance Period shall be given to each Participant as soon as practicable following the approval of the criteria by the Committee.

6.3 Earn-Out of Awards.
Performance Awards shall be earned and payable only if, and to the extent that, actual Company performance, as reflected by the Company's financial statements, at the end of the Performance Period equals or exceeds the minimum performance level established by the Committee.

Section 7. Payment of Awards.

7.1 Amount of Payment.
The Performance Award shall be determined with reference to both the Participant's Target Award and the level of Company performance as measured by the performance criteria established by the Committee pursuant to Section 6.1. In no event, however, shall the Performance Award exceed 100 percent of the Participant's annual base salary for the final Year of the Performance Period.

7.2 Timing of Payment.
Payment of Performance Awards shall be made as soon as practicable following the release of the Company's audited financial statements for the end of the final Year of the Performance Period.

7.3 Form of Payment.
Performance Awards shall be calculated as a dollar amount, which dollar amount shall be paid in cash or Stock or a combination thereof as the Committee in its sole discretion shall determine. The number of shares of Stock to be issued shall be calculated by dividing the dollar amount of the Performance Award less cash received, by the Fair Market Value of the Stock on the second business day following the date on which the Company announces its fiscal year-end results for the final Year of the Performance Period.

Section 8. Termination of Employment.

8.1 Termination of Employment.
Except as otherwise provided in Sections 8.2 and 11.1, in the event a Participant's employment with the Company and all of its subsidiaries is terminated for any reason, all rights and unpaid Performance Awards under this Plan shall be immediately forfeited.

8.2 Termination of Employment Due to Death, Disability, or Retirement.
If, prior to the end of a Performance Period, a Participant's employment with the Company and all of its subsidiaries is terminated by reason of death, disability or retirement, the Committee may, in its discretion, pay to the Participant all or any portion of the Performance Award for such Performance Period. The portion of a Performance Award, if any, which is payable under this subsection shall be paid to the Participant or, in the event of the death of the Participant, the Participant's designated beneficiary, or in the absence of such designation, to the Participant's estate at such time and in such form as the Committee shall, in its sole discretion, determine. The Committee shall determine whether a Participant's termination of employment is due to death, disability or retirement.

Section 9. Rights of Employees and Participants.

9.1 Employment.
Nothing in this Plan shall interfere with or limit in any way the right of the Company or any of its Subsidiaries to terminate any Employee's or Participant's employment at any time, with or without cause, or to adjust his compensation, and nothing in this Plan shall confer upon any Employee or Participant any right to continue in the employ of the Company or any of its Subsidiaries.

9.2 Nontransferability.
No right or interest of any Participant in this Plan shall be assignable or transferable, or subject to any lien, directly, by operation of law, or otherwise, including execution, levy, garnishment, attachment, pledge, and bankruptcy. Upon any attempt to assign, transfer, levy, pledge or otherwise dispose of any right or interest in this Plan, contrary to the provisions hereof, or upon the levy of any attachment or similar process upon any right or interest conferred hereby, such right or interest shall immediately become null and void. In the event of a Participant's death, payment of any amounts due under this Plan shall be made to the Participant's designated beneficiary, or in the absence of such designation, to the Participant's estate.

9.3 Stockholder Rights.
A Participant shall not have any dividend, voting or other stockholder rights by reason of a grant of a Target Award prior to the issuance of any shares of Stock in payment of all or any portion of a Performance Award.

Section 10. Administration.

10.1 Administration.
The Committee shall be responsible for the administration of the Plan. The Committee is authorized to interpret the Plan; to prescribe, amend, and rescind rules and regulations relating to the Plan; to provide for conditions and assurances deemed necessary or advisable to protect the interests of the Company; and to make all other determinations necessary or advisable for the administration of the Plan, but only to the extent not contrary to the express provisions of the Plan. The Committee shall determine, within the limits of the express provisions of the Plan, the Employees to whom, and the time or times at which, participation shall be extended, and the amount of the Participant's Target Award. The Committee shall also be responsible for the establishment of the Company's performance criteria and ranges, and determining the length of Performance Periods. The determinations of the Committee and each interpretation or other action made or taken pursuant to the provisions of the Plan by the Committee shall be final, binding and conclusive for all purposes and upon all persons interested in the Plan.

10.2 Actions by the Committee.
The Committee shall hold its meetings at such times and places as it may determine and may make such rules and regulations for the conduct of its business as it considers advisable. A majority of the members of the Committee shall constitute a quorum and any action taken by a majority of the members present at a meeting at which a quorum of members is present shall be considered an action of the Committee. The Committee also may take fully effective actions by a written instrument signed by a majority of the members of the Committee. The Committee may select one of its members as its Chairman and may appoint a secretary of the Committee (who need not be a member of the Committee).

10.3 Indemnification.
No member of the Committee shall be liable, in the absence of bad faith, for any act or omission with respect to his service on the Committee relating to the Plan. Service on the Committee shall constitute service as a member of the Board so that members of the Committee shall be entitled to indemnification and reimbursement as members of the Board to the full extent provided for at any time by law, the Company's Certificate of Incorporation, the Company's by-laws and in any insurance policy or other agreement intended for the benefit of the Board.

Section 11. Merger, Consolidation, and Event of Control.

11.1 Merger, Consolidation and Event of Control.
If the stockholders of the Company shall approve the dissolution or liquidation of the Company or shall approve a merger or consolidation of the Company in which the Company is not the surviving corporation, or there shall have occurred an Event of Control, all Performance Periods shall, notwithstanding any provisions to the contrary, end as of the effective date of such dissolution, liquidation, merger, consolidation or Event of Control. Performance Awards shall be paid as if Target Awards are 100 percent earned for each such Performance Period and shall be paid, notwithstanding the provisions of Section 7.2, as soon as practicable after the effective date of such dissolution, liquidation, merger, consolidation or Event of Control.

Section 12. General Provisions.

12.1 Requirements of Law.
The issuance of Stock and the payment of cash pursuant to this Plan shall be subject to all applicable laws, rules and regulations, and shares shall not be issued nor cash payments made except upon approval of proper government agencies or stock exchanges as may be required.

12.2 Governing Law.
The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Illinois.

12.3 No Strict Construction.
No rules of strict construction shall be applied against the Company, the Committee or any other person in the interpretation of any of the terms of this Plan or any rule or procedure established by the Committee.

12.4 Successors.
This Plan is binding on and will inure to the benefit of any successor to the Company, whether by way of merger, consolidation, purchase or otherwise.

12.5 Designation of Beneficiaries. Each Participant from time to time may name any person (who may be named concurrently, contingently or successively) to whom the Participant's Performance Awards under the Plan are to be paid if the Participant dies before he receives all of such Performance Awards. Each such beneficiary designation will revoke all prior designations by the Participant, shall not require the consent of any previously named beneficiary, shall be in a form prescribed by the Committee, and will be effective only when filed with the Committee during the Participant's lifetime. If a Participant fails to designate a beneficiary before his death, as provided above, or if the beneficiary designated by a Participant dies before the date of the Participant's death, the Committee shall pay the Participant's Performance Awards to the Participant's estate.

12.6 Facility of Payment.
When a person entitled to a Performance Award under the Plan is under a legal disability or, in the Committee's opinion, is in any way incapacitated so as to be unable to manage his affairs, the Committee may direct the payment of his Performance Awards to such person's legal representative, or to a relative or friend of such person for such person's benefit, or the Committee may direct the application of such Performance Awards for the benefit of such person in such manner as the Committee considers advisable. Any payments made in accordance with the preceding sentence shall be a full and complete discharge of any liability for such payment under the Plan.

12.7 No Funding.
Each Participant is and shall remain an unsecured creditor of the Company with respect to any amounts owed to him under this Plan. If the Company should set aside amounts for the purpose of making payments under this Plan, such amounts shall be solely for the Company's own account and shall not in any way be considered to create a fund or trust for the benefit of the Participant or his beneficiaries.

12.8 Withholding Taxes.
The Company shall have the right to deduct from all payments under this Plan an amount necessary to satisfy any Federal, state, or local withholding tax requirements.

12.9 Taxes.
If, for any reason, any part or all of the amounts payable to the Participant pursuant to this Plan would constitute an "excess parachute payment" within the meaning of Section 208G(b)(1) of the Internal Revenue Code of 1986, as amended, the Committee shall reduce such of the amounts payable to the Participant as it deems necessary to avoid the imposition of any excise tax on excess parachute payments pursuant to Section 4999 of the Internal Revenue Code of 1986, as amended.

Section 13. Amendment, Modification, and Termination of the Plan.

13.1 Amendment, Modification, and Termination of the Plan.
The Board, upon recommendation of the Committee, at any time may terminate, amend or modify the Plan, provided, however, that no such action of the Board, without approval of the stockholders, may:

(a) Increase the total amount of Stock which may be awarded under the Plan, except as provided in Section 3.2 of the Plan.

(b) Change the class of Employees eligible to participate in the Plan.

(c) Withdraw the administration of the Plan from the Committee.

(d) Permit any person, while a member of the Committee, to be eligible to participate in the Plan.


(e) Materially increase the cost of the Plan.

(f) Extend the duration of the Plan.
Unless the Plan is earlier terminated, the Plan will terminate and no Target Awards will be granted after October 26, 1998. No termination of the Plan shall, without the Participant's consent, alter a Participant's right to earn any Target Award previously granted to him or to be paid for the Performance Award determined with reference to such Target Award in accordance with the terms of the Plan. Following the termination of the Plan, the Committee shall continue to have its full powers under the Plan except with respect to the granting of Target Awards under the Plan.